UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 2, 2017

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

230 W. Tasman Drive, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(669) 770-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2017, Silver Spring Networks, Inc. (the “Company”), entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated December 18, 2015, as amended by that certain First Amendment to Credit Agreement, dated June 3, 2016, by and between the Registrant, lenders party thereto and Silicon Valley Bank (the “Credit Agreement”). The Amendment extended the termination date of the Credit Agreement from December 18, 2017 to June 18, 2018. All other terms of the Credit Agreement remain unmodified and in full force and effect.

The description of the Amendment contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Number	Description
10.1	Second Amendment to Credit Agreement, dated as of November 2, 2017, by and among Silver Spring Networks, Inc., the lenders party thereto and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: November 6, 2017	By:	/s/ Catriona M. Fallon
Name: Catriona M. Fallon
Title: Chief Financial Officer